CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Galaxy Nutritional Foods, Inc.
Orlando, Florida

We hereby consent to the incorporation by reference in the registration statements (Forms S-8 File Nos. 333-81294, 333-31402 and 333-31406) of our
report dated July 1, 2003, relating to the financial statements of Galaxy Nutritional Foods, Inc. appearing in the company's annual report on Form 10-K for the year ended March 31, 2003.


/s/ BDO Seidman, LLP

Atlanta, Georgia
July 15, 2003